Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-258978 on Form S-1 of our report dated June 3, 2021 (June 23, 2021 as to the reclassification as discussed in Note 26 and December 14, 2021 as to the retroactive presentation of the merger as discussed in Note 27), relating to the financial statements of Microvast Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

January 5, 2022